EXHIBIT 99.1

3D Systems Reports Q2 2013 Results

Record Quarterly Revenue and Gross Profit on Higher Printer Units

ROCK HILL, S.C., July 30, 2013 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that its second quarter revenue grew 45% from the prior year to $120.8 million on a 108% increase in printers' and other products revenue and 30% overall organic growth resulting in GAAP earnings of $0.10 per share and non-GAAP earnings of $0.20 per share.

Gross profit increased 46% and gross profit margin expanded 40 basis points to 51.8%, contributing to GAAP net income of $9.3 million, and a non-GAAP net income improvement of 36% over the 2012 quarter to $19.0 million.

For the six months 2013, revenue grew 38% to $222.9 million, on an 85% printers and other products revenue increase and 26% organic growth resulting in GAAP earnings of $0.16 per share and non-GAAP earnings of $0.40 per share. Gross profit increased 42% and gross profit margin expanded 140 basis points to 52.1%.

"We are pleased to report record revenue and expanded gross profit margin," said Avi Reichental, 3D Systems' President and Chief Executive Officer. "We believe that our effective advanced manufacturing and consumer growth initiatives are fueling our growth."

3D printers and other products revenue for the second quarter of 2013 more than doubled to $54.2 million primarily on higher professional printer units. Print materials revenue grew $3.1 million over the 2012 quarter to $29.3 million and services revenue rose $6.0 million from 2012 to $37.3 million. Healthcare revenue grew 55% and contributed $18.9 million to our total revenue.

During the second quarter of 2013, the company introduced significant new products including professional 3D printers, advanced 3D print materials and powerful new designer software packages.

"Factoring the significant increase of inbound interest, in the period we made the affirmative decision to step up certain discretionary expenses to accelerate the adoption of our products and services," added Reichental.

The company nearly doubled its R&D expenditures and accelerated its marketing spending over the second quarter of 2012 in support of its near term opportunities and expanding product portfolio and sales channels. The company also increased its manufacturing capacity amidst heavier demand for its products and services.

Notwithstanding higher costs from its strategic R&D and marketing initiatives and the drag from the acquisition of Phenix Systems, the company reiterated its annual guidance for the full year 2013, expecting its revenue to be in the range of $485 million to $510 million and its non-GAAP adjusted earnings per share to be in the range of $1.05 to $1.20.

"We are experiencing heavy demand for our advanced manufacturing and consumer solutions and expect to continue to benefit from accelerated adoption of our products and services that is driven by our customers' robust R&D and manufacturing spending worldwide," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the second quarter and six months 2013 on Tuesday, July 30, 2013 at 9:00 a.m., Eastern Time.

  To access this webcast, log onto 3D Systems' web site at www.3dsystems.com/investor. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.

  To access this conference call, dial 1-877-474-9505 from in the U.S. or 1-857-244-7558 from outside the U.S. and enter participant code 62870047.

  The webcast will be also be available for replay beginning approximately two hours after completion of the call at: www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, litigation settlements, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides affordable CAD modeling, reverse engineering and inspection software tools and consumer 3D printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing and manufacturing new products. 3D Systems' products and services are used to rapidly design, communicate, prototype or produce real functional, parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Operations and Comprehensive Income
Quarter and Six Months Ended June 30, 2013 and 2012

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenue:
Products	$ 83,465	$ 52,275	$ 151,917	$ 101,672
Services	37,322	31,335	70,949	59,858
Total revenue	120,787	83,610	222,866	161,530
Cost of sales:
Products	37,215	23,845	66,960	46,892
Services	20,989	16,797	39,846	32,817
Total cost of sales	58,204	40,642	106,806	79,709
Gross profit	62,583	42,968	116,060	81,821
Operating expenses:
Selling, general and administrative	36,189	24,048	65,643	47,998
Research and development	9,598	4,921	16,102	9,854
Total operating expenses	45,787	28,969	81,745	57,852
Income from operations	16,796	13,999	34,315	23,969
Interest and other expense, net	2,662	3,740	12,729	6,422
Income before income taxes	14,134	10,259	21,586	17,547
Provision for income taxes	4,791	1,935	6,360	3,035
Net income	$ 9,343	$ 8,324	$ 15,226	$ 14,512
Other comprehensive income
Unrealized gain (loss) on pension obligation	$ (13)	$ 13	$ 16	$ 7
Foreign currency translation loss	(2,460)	(3,016)	(5,721)	(1,826)
Comprehensive income	$ 6,870	$ 5,321	$ 9,521	$ 12,693

Net income per share — basic	$ 0.10	$ 0.11	$ 0.16	$ 0.19
Net income per share — diluted	$ 0.10	$ 0.11	$ 0.16	$ 0.19

3D Systems Corporation
Unaudited Consolidated Balance Sheets
June 30, 2013 and December 31, 2012

	June 30,	December 31,
(in thousands, except par value)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 349,255	$ 155,859
Accounts receivable, net of allowance for doubtful accounts of $6,073 (2013) and $4,317 (2012)	111,459	79,869
Inventories, net	49,771	41,820
Prepaid expenses and other current assets	4,883	4,010
Current deferred income taxes	6,780	5,867
Restricted cash	13	13
Total current assets	522,161	287,438
Property and equipment, net	36,466	34,353
Intangible assets, net	139,629	108,377
Goodwill	297,938	240,314
Long term deferred income taxes	316	107
Other assets, net	7,855	6,853
Total assets	$ 1,004,365	$ 677,442

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 179	$ 174
Accounts payable	35,126	32,095
Accrued and other liabilities	29,208	24,789
Customer deposits	4,789	2,786
Deferred revenue	20,848	15,309
Total current liabilities	90,150	75,153
Long term portion of capitalized lease obligations	7,343	7,443
Convertible senior notes, net	24,719	80,531
Deferred income tax liability	22,455	23,142
Other liabilities	10,717	10,840
Total liabilities	155,384	197,109
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares (2013) and 120,000 (2012); issued 102,174 (2013) and 89,783 (2012)	102	60
Additional paid-in capital	819,372	460,237
Treasury stock, at cost: 561 shares (2013) and 533 shares (2012)	(259)	(240)
Accumulated earnings	31,605	16,410
Accumulated other comprehensive income (loss)	(1,839)	3,866
Total stockholders' equity	848,981	480,333
Total liabilities and stockholders' equity	$ 1,004,365	$ 677,442

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Six Months Ended June 30, 2013 and 2012

	Six Months Ended June 30,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$ 15,226	$ 14,512
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit of) deferred income taxes	(4,481)	1,301
Depreciation and amortization	13,328	10,678
Non-cash interest on convertible notes	753	1,942
Provision for bad debts	601	904
Stock-based compensation	5,346	2,480
(Gain) loss on the disposition of property and equipment	3	(454)
Deferred interest income	(1,018)	—
Loss on conversion of convertible debt	9,253	—
Changes in operating accounts:
Accounts receivable	(26,801)	(4,980)
Inventories	(9,900)	(9,453)
Prepaid expenses and other current assets	(258)	20
Accounts payable	253	4,111
Accrued liabilities	6,654	129
Customer deposits	2,055	(280)
Deferred revenue	4,069	718
Other operating assets and liabilities	(2,290)	(250)
Net cash provided by operating activities	12,793	21,378
Cash flows from investing activities:
Purchases of property and equipment	(3,751)	(1,552)
Additions to license and patent costs	(1,313)	(389)
Proceeds from disposition of property and equipment	1,882	—
Cash paid for acquisitions, net of cash assumed	(86,199)	(147,511)
Other investing activities	(1,500)	—
Net cash used in investing activities	(90,881)	(149,452)
Cash flows from financing activities:
Proceeds from issuance of common stock	272,081	106,912
Proceeds from exercise of stock options and restricted stock, net	435	897
Cash disbursed in lieu of fractional shares related to stock split	(177)	—
Repayment of capital lease obligations	(95)	(81)
Restricted cash	—	1
Net cash provided by financing activities	272,244	107,729
Effect of exchange rate changes on cash	(760)	(274)
Net increase (decrease) in cash and cash equivalents	193,396	(20,619)
Cash and cash equivalents at the beginning of the period	155,859	179,120
Cash and cash equivalents at the end of the period	$ 349,255	$ 158,501

3D Systems Corporation
Schedule 1
Earnings Per Share

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Numerator:
Net income – numerator for basic net earnings per share	$ 9,343	$ 8,324	$ 15,226	$ 14,512
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)(1)	—	—	—	—
Stock options and other equity compensation	—	—	—	—
Numerator for diluted earnings per share	$ 9,343	$ 8,324	$ 15,226	$ 14,512

Denominator:
Weighted average shares – denominator for basic net earnings per share	96,248	77,669	94,047	76,572
Add: Effect of dilutive securities
Stock options and other equity compensation	—	1,261	—	1,276
5.50% convertible notes (after-tax)(1)	—	—	—	—
Denominator for diluted earnings per share	96,248	78,930	94,047	77,848

Earnings per share
Basic	$ 0.10	$ 0.11	$ 0.16	$ 0.19
Diluted	$ 0.10	$ 0.11	$ 0.16	$ 0.19

Interest expense excluded from diluted earnings per share calculation (1)	$ 511	$ 2,654	$ 1,508	$ 5,262
5.50% Convertible notes shares excluded from diluted earnings per share calculation (1)	1,925	7,084	2,852	3,522

(1) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarter and Six Months Ended June 30, 2013 and 2012

	Quarter Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share)	2013	2012	2013	2012
GAAP net income	$ 9,343	$ 8,324	$ 15,226	$ 14,512
Cost of sales adjustments:
Amortization of intangibles	66	53	125	100
Operating expense adjustments:
Amortization of intangibles	5,018	2,968	8,771	6,340
Acquisition and severance expenses	2,504	673	4,702	3,059
Non-cash stock-based compensation expense	3,125	1,304	5,346	2,480
Other expense adjustments:
Non-cash interest expense	285	983	753	1,943
Loss on convertible notes	3,538	—	9,253	—
Loss on litigation settlements	—	—	2,000	—
Tax effect	(4,928)	(358)	(8,375)	(1,308)
Non-GAAP net income	$ 18,951	$ 13,947	$ 37,801	$ 27,126

Non-GAAP basic earnings per share	$ 0.20	$ 0.18	$ 0.40	$ 0.35
Non-GAAP diluted earnings per share	$ 0.20	$ 0.18	$ 0.40	$ 0.35
CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com